1.       Election of Directors

For, except vote withheld from the following nominee(s):

NOMINEE:   William W. Abbott
           Emita B. Hill
           Donald E. Kiernan
           Louis G. Lower II
           Jeffrey L. Morby
           Shaun F. O'Malley
           Charles A. Parker
           Ralph S. Saul (1)
           William J. Schoen.

2. To approve an Amendment to the Company's Certificate of Incorporation provision which would permit Ralph S. Saul, currently serving as a member of the Board of Directors, to be eligible for re-election to the Board of Directors at the Annual Meeting for one additional year of service on the Board;

3. To approve an Amendment to the Company's 1991 Stock Incentive Plan which will make 2,000,000 additional shares of Common Stock available under the Plan;

4. To ratify the appointment of KPMG LLP, independent certified public accountants, as the Company's auditors for the year ending
         December 31, 2000; and

5. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROVIDED TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, N.Y. 10005

(1) If the Board Amendment is not approved by Shareholders, Mr. Saul will not be permitted to serve on the Board of Directors beyond the Annual Meeting. However, if approved, the Board Amendment provides that Mr. Saul will be eligible for re-election to the Board of Directors for the Annual Meeting for one additional year of service on the Board.

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        HORACE MANN EDUCATORS CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 2000

         The undersigned Shareholder of Horace Mann Educators Corporation (the "Company") hereby appoints Paul J. Kardos and Louis G. Lower II or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held on May 25, 2000 at 9:00 a.m. at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and at any adjournment thereof and to vote all shares of Common Stock of the Company held or owned by the Undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON PROPOSAL 5.

                          (TO BE SIGNED ON OTHER SIDE.)